                         CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-3 of our report dated February 25, 1997, on our audits of the financial statements of United Auto Group, Inc. We also consent to the reference to our firm under the caption "Experts".





Coopers & Lybrand L.L.P.
Princeton, New Jersey
December 4, 1997